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                                                             EXHIBIT-99B.23(i)-5


                                 April 30, 2002


Berger Institutional Products Trust
210 University Blvd., Suite 900
Denver, Colorado 80206

                  Re:      Berger Institutional Products Trust

Ladies and Gentlemen:

                  We have acted as counsel to Berger Institutional Products Trust, a Delaware business trust (the "Trust"), and are providing this opinion in connection with the registration by the Trust of shares of beneficial interest, $.01 par value (the "Shares"), of the funds listed in Exhibit A hereto (each, a "Fund"), each a series of the Trust, described in Post-Effective Amendment No. 15 under the Securities Act of 1933 and Post-Effective Amendment No. 16 under the Investment Company Act of 1940 to the Registration Statement on Form N1-A of the Trust (1933 Act File No. 33-63493; 1940 Act File No. 811-07367), as filed with the Securities and Exchange Commission on April 30, 2002 (the "Registration Statement").

                  In such connection, we have examined the Trust's Trust Instrument and Bylaws, the proceedings of its Trustees relating to the authorization, issuance and proposed sale of the Shares, and considered such other records and documents and such factual and legal matters as we deemed appropriate for purposes of this opinion.

                  Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when sold as contemplated in the Registration Statement, including receipt by the Fund of full payment for the Shares and compliance with the Securities Act of 1933, the Investment Company Act of 1940 and applicable state law regulating the offer and sale of securities, will be validly issued, fully paid and non-assessable Shares of the Trust.

                  We hereby consent to all references to this firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the references to our firm in the Registration Statement, we have not certified any part of the


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Berger Institutional Products Trust
April 30, 2002
Page 2


Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,




                                        DAVIS GRAHAM & STUBBS LLP



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                                    EXHIBIT A


                            Berger IPT - Growth Fund

                       Berger IPT - Larger Cap Growth Fund

                     Berger IPT - Small Company Growth Fund

                        Berger IPT - New Generation Fund

                         Berger IPT - International Fund

                        Berger IPT - Large Cap Value Fund

                         Berger IPT - Mid-Cap Value Fund